Exhibit 2.01

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	New Found Gold Corp.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	3/26/2024
Reporting Entity ESTMA Identification Number	E350395		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Kanevsky				Date	3/26/2024
Position Title	Chief Financial Officer

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	New Found Gold Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E350395
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Newfoundland and Labrador	Town of Appleton				143,000					143,000	Drilling permits

Additional Notes:	N/A

UNCLASSIFIED – NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	New Found Gold Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E350395
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Newfoundland and Labrador	Queensway			143,000					143,000	Drilling permits

Additional Notes[3]:	N/A